DURABLE POWER OF ATTORNEY

                                       OF

                                HELEN M. WILLETTS


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STATE OF NORTH CAROLINA

COUNTY OF NEW HANOVER


                            DURABLE POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that I, HELEN M. WILLETTS (also known as HELEN MARGARET WILLETTS), of New Hanover County and State of North Carolina, do make, constitute and appoint my son, FREDERICK WILLETTS, III, my true and lawful Attorney-in-Fact (hereinafter referred to as "Attorney-in-Fact") with full power of substitution for me and in my name, place and stead for the purposes hereinafter set out.

                                    ARTICLE I
                             GENERAL GRANT OF POWERS

     Immediately upon executing this Durable Power of Attorney, I hereby give and grant to my Attorney-in-Fact full power and authority to do and perform in a fiduciary capacity, as my Attorney-in-Fact may deem advisable, anything of any character which I might do or perform for myself if personally present and acting, including, but not limited to, the specific powers set forth herein and generally to manage and attend to all of my affairs, interest and property of every kind and description, real, personal or mixed, and wherever located, but excluding those matters which my Attorney-in-Fact is not permitted to do as expressly provided herein or as provided by law.

                                   ARTICLE II
                      SPECIFIC POWERS RELATING TO PROPERTY

     My Attorney-in-Fact may exercise the following powers relating to property or interests in property which I may own at the time of executing this Power of Attorney or may hereafter acquire:

     A. COLLECTION OF PROPERTY. The power to demand, sue for or use other lawful
        ----------------------
means to obtain, collect, and take possession and control of any sums of money, debts, checks, accounts, interest, dividends, annuities, rents, goods, chattels, inheritances, insurance benefits, social security benefits, unemployment benefits, veteran's benefits and any other claims and rights whatsoever which are now or may hereafter become due, owing, payable or belonging to me, and to compromise, settle, arbitrate, abandon or otherwise deal with any such claims.

     B.  ACQUISITION  AND  RETENTION  OF  INVESTMENTS.  The  power  to  acquire,
         --------------------------------------------
purchase, and retain for any period of time as investments, without diversification as to kind or amount, any real or personal property or interest in such property (including an undivided, temporary or remainder interest), income or non-income producing, or located within or outside the United States, and including, but not limited to, notes, U.S. Treasury Bonds redeemable at par value in payment of federal estate tax, any other bonds, debentures, mortgages and other obligations, secured or unsecured, common and preferred stocks, mutual funds, legal and discretionary trust funds, general and limited partnership interests, leases and securities of any corporate Attorney-in-Fact or any corporation owning stock of the corporate Attorney-in-Fact or of any subsidiary or affiliate of or successor to such corporation.

     C. BROKERAGE ACCOUNTS. My Attorney-in-Fact shall have the power to exercise
        ------------------
with full and unlimited power and authority to act for me in my behalf in all matters in connection with my account or accounts with any brokerage firm, however designated, and whether presently open or hereafter opened with the same force and effect as I myself might or could, and, without limitation of the foregoing general authority, specifically (i) to effect purchases and sales (including short sales), to subscribe for and to trade in stocks, bonds, options or other securities, or limited partnership interests or investments and trust units, whether or not in negotiable form, issued or unissued, foreign exchange, commodities, and contracts relating to same (including commodity futures), on margin or otherwise, for my account(s) and risk; (ii) to deliver to such brokerage firm securities for my account, and to instruct such brokerage firm to deliver securities from my account(s) to him or to others, and in such name and form, including his own, as he may direct; (iii) to instruct such brokerage firm to make payment of moneys from my account(s) with such brokerage firm, and to receive and direct payments therefrom payable to him or to others; (iv) to sell, assign, indorse and transfer any stocks, bonds, options or other securities of any nature, at any time standing in my name and to execute any documents necessary to effectuate the foregoing; (v) to receive statements of transactions made for my account(s); to approve and confirm the same, to receive any and all notices, call for margin, or other demands with reference to my account(s); and to make any and all agreements with such brokerage firm with reference thereto for me and in my behalf. To induce any transfer agent or other third party to act hereunder, I hereby agree that any transfer agent or other third party receiving a duly executed copy or facsimile of this instrument may act hereunder, and that revocation or termination hereof shall be ineffective as to such transfer agent or other third party unless and until actual notice or knowledge of such revocation or termination shall have been received by such transfer agent or other third party, and I for myself and for my heirs, executors, legal representatives and assigns, hereby agree to indemnify and hold harmless any such transfer agent or third party from and against any and all claims that may arise against such transfer agent or other third party by reason of such third party having relied on this instrument. Such brokerage firm is accordingly authorized and empowered to follow the instructions of my said agent and attorney-in-fact in every respect concerning my account(s) with such brokerage firm, and I hereby ratify and confirm any and all transactions, trades or dealings effected in and for my account(s) by my agent and attorney-in-fact, and agree to indemnify and hold such brokerage firm free and harmless of any loss, liability, or damage by reason of any such transactions, or by reason of any other matter or thing done by such brokerage firm in and for my account(s) pursuant to instructions received from him. This power of attorney, authorization and indemnity is in addition to (and in no way limits or restricts) any and all rights which such brokerage firm may have under any other agreement or agreements between such brokerage firm and me, and shall inure and continue in favor of such brokerage firm's present firm, its successors, by merger, consolidation or otherwise, and assigns.

     D. SALE OR OTHER  DISPOSITION  OF  PROPERTY.  The power to sell,  exchange,
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quitclaim,  convert,  partition  or abandon or  otherwise  dispose  of, or grant options  with  respect to, any real or personal  property or my interest in such
property  wherever  located,   including,   but  not  limited  to,  automobiles,
securities  of  all  kinds,   stocks,   bonds,  and  real  estate  owned  by  me
individually, as a tenant in common, tenant by the entirety or otherwise, upon any terms and conditions.

     E.  MANAGEMENT  OF  PROPERTY.  The power to take  possession,  custody  and
         ------------------------
control and otherwise manage any real or personal property, or my interest in such property, including, but not limited to, the power to (i) protect, develop, subdivide and consolidate such property; (ii) lease such property upon any terms and conditions, including options to renew or purchase, for any period or periods of time, and to modify, renew or extend any existing leases; (iii) erect, repair, or make improvements to any building or other property and to remove existing structures; (iv) establish and maintain reserves for the maintenance, protection and improvement of such property and for other purposes;
(v) initiate or continue farming, mining, mining or timber operations on such property; (vi) purchase and carry casualty and liability insurance; (vii) grant or release easements with respect to such property; (viii) dedicate or withdraw from dedication such property from public use; and (ix) join with co-owners in exercising any such powers.

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     F. BUSINESS INTERESTS.  The power to continue to own, or to form initially,
        ------------------
and  operate any  business  interest,  whether in the form of a  proprietorship,
corporation,   general  or   limited   partnership,   joint   venture  or  other
organization,   including,   but  not  limited  to,  the  power  to  (i)  effect
incorporation, dissolution or other change in the form of the organization of such business interest; (ii) dispose of any part of such business interest or acquire the interest of others; (iii) continue, enter into, modify or terminate any agreements relating to any such business interest; and (iv) invest capital or additional capital in or lend money to such business interest.

     G.  BORROWING  MONEY.  The power to (i) borrow money for my benefit from my
         ----------------
Attorney-in-Fact,  individually,  or from others, upon any terms and conditions;
(ii) secure the payment of any amount so borrowed by mortgaging, pledging or otherwise encumbering any real or personal property; and (iii) modify, renew or extend the time for payment of any obligation, secured or unsecured, payable by me, for any period or periods of time and upon any terms and conditions.

     H. LENDING MONEY.  The power to (i) lend money to any person upon any terms
        -------------
and conditions; (ii) modify, renew or extend the time for payment of any obligations, secured or unsecured, payable to me for any period or periods of time and upon any terms and conditions; (iii) foreclose as an incident to the collection of any obligation, any deed of trust or other lien securing such obligation; and (iv) bid on the property at such foreclosure sale or otherwise acquire the property without foreclosure and to retain the property so obtained.

     I.  HOLDING  PROPERTY IN NOMINEE  FORM.  The power to register and hold any
         ----------------------------------
securities or other property in the name of a nominee or in any other form without disclosure of the fiduciary relationship, or to hold the same unregistered in such form that they will pass by delivery.

     J.  EXERCISE  OF  SECURITY  RIGHTS.  With  regard  to  securities  of mine,
         ------------------------------
including stocks, bonds and any evidence of indebtedness, the power to (i) vote any such securities in person or by special, limited or general proxy at any shareholders' meeting, with or without the power of substitution; (ii) consent to or participate in any contract, lease, mortgage, foreclosure, voting trust, purchase, sale or other action by any corporation, company or association; (iii) consent to, participate in, facilitate or implement any plan of incorporation, reincorporation, reorganization, consolidation, merger, liquidation, readjustment or other similar plan with respect to any such corporation, company or association; and (iv) exercise all options, rights and privileges, including the exercise or sale of conversion, subscription or other rights of whatever nature pertaining to any such securities, and to subscribe for additional securities or other property.

     K. TRANSFERS TO AND FROM REVOCABLE TRUST. The power to assign, transfer and
        -------------------------------------
convey all or any part of my real or personal property, or my interest in such property, to, and withdraw such property from, (i) any revocable trust established by me during my lifetime; or (ii) any revocable trust established by my Attorney-in-Fact during my lifetime which directs the trustee or trustees to administer the trust for my benefit, and to distribute the trust property to my estate upon my death.

     L.  GIFTS.  The power to make gifts of my real or  personal  property or my
         -----
interest in such property to my children and grandchildren, including any child or grandchild of mine who may be acting as my Attorney-in-Fact, in amounts not to exceed the federal gift tax annual exclusion at the time the gift or gifts are made and in such manner as my Attorney-in-Fact deems appropriate, including, but not limited to, outright gifts, gifts in trust, or gifts to a custodian under a Uniform Gifts or Transfer to Minors Act, if, in the opinion of my Attorney-in-Fact, such gifts are advisable for tax purposes and the value of my remaining property is more than sufficient to provide for the continued

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support and medical care of myself,  my spouse and my  dependents  in accordance with our customary standard of living.

     M. RENUNCIATIONS. The power to renounce or disclaim in whole or in part the
        -------------
right of succession to any real or personal property or interest in such property passing to me as an heir or beneficiary under a Will or otherwise when, in the opinion of my Attorney-in-Fact, a renunciation or disclaimer is advisable for tax purposes.

     N.  INSURANCE.  The power to  exercise  any right with  regard to any life,
         ---------
disability or other insurance contract or annuity contract owned by me or acquired by my Attorney-in-Fact on my behalf, including, but not limited to, the right to (i) change coverage or coverages of any such contract; (ii) borrow upon any such contract; (iii) select options with respect to any such contract; and
(iv) make or change the beneficiary designation of any such contract, except that my Attorney-in-Fact cannot be designated as beneficiary unless my Attorney-in-Fact is my spouse or a child or grandchild of mine.

     O.  RETIREMENT  PLANS.  The power to exercise  any right with regard to any
         -----------------
retirement plan I may have or entered into on my behalf by my Attorney-in-Fact, including, but not limited to, the power to (i) create and contribute to an individual retirement account, an employee benefit plan, or other retirement plan; (ii) to "roll over" plan benefits; (iii) borrow money from any such plan;
(iv) select options with respect to any such plan; and (v) make or change the beneficiary designation of any such plan, except that my Attorney-in-Fact cannot be designated beneficiary unless my Attorney-in-Fact is my spouse or a child or grandchild of mine.

                                   ARTICLE III
                      SPECIFIC POWERS RELATING TO SUPPORT,
                        PERSONAL AFFAIRS AND HEALTH CARE

     My Attorney-in-Fact may exercise the following powers relating to my support, personal affairs and health care:

     A. SUPPORT.  The power to do any acts,  including the  disbursing of monies
        -------
belonging to me, which, in the opinion of my Attorney-in-Fact, may be necessary or proper for any purpose in connection with the support and maintenance of myself, my spouse, and my dependents in accordance with our customary standard of living, including, but not limited to, provisions for housing, clothing, food, transportation, recreation, education, and the employing of any person whose services may be needed for such purposes.

     B. PERSONAL AFFAIRS.  The power to do any acts, including the disbursing of
        ----------------
monies belonging to me, which, in the opinion of my Attorney-in-Fact, may be necessary or proper in connection with the conduct of my personal affairs, including, but not limited to, the (i) continuation, use or termination of any charge accounts; (ii) payments or contributions to any charitable, religious or educational organizations; (iii) dealing with my mail and representing me in any matter concerning the U.S. Postal Service; (iv) continuation or discontinuation of my membership in any club or other organization; and (v) acceptance or resignation, on my behalf, from any offices or positions which I may hold, including any fiduciary positions.

     C. HEALTH CARE.  The power to do any acts,  including the disbursing of any
        -----------
monies belonging to me, which, in the opinion of my Attorney-in-Fact, may be necessary or proper for any purpose in connection with the medical, dental, surgical, psychiatric or custodial care and treatment of myself, my spouse, and my dependents, including, but not limited to, the power to (i) provide such care and treatment at any hospital, nursing home or institution or for the employing of any physician, psychiatrist, nurse or other person whose services may be needed for such care;
(ii) receive confidential medical information regarding me, waive on my behalf any physician-patient or other privilege, and consent to the release of medical information; and (iii) consent to medical or psychiatric treatment, including administration of anesthesia, performance of operations, and other procedures on my body by physicians and surgeons and other medical personnel, including technicians, assistants, and nurses working under the supervision of physicians and surgeons.

                                   ARTICLE IV
                          MISCELLANEOUS SPECIFIC POWERS

My Attorney-in-Fact may exercise the following miscellaneous powers:

     A. TAX MATTERS.  The power to perform any and all acts that I might perform
        -----------
with respect to any and all federal, state, local and foreign taxes for prior years, as well as for tax years ending subsequent to the date of the execution of this Power of Attorney, including, but not limited to, the power to (i) execute any Internal Revenue Service Power of Attorney Form, including Form 2848, on my behalf, appointing my Attorney-in-Fact or any other person as my Attorney-in-Fact; (ii) make, execute and file returns, amended returns, powers of attorney, and declarations of estimated tax, joint or otherwise; (iii) represent me before any office of the Internal Revenue Service or other taxing authority with respect to any audit or other tax matter involving any tax year or period; (iv) receive confidential information; (v) receive, endorse, and collect checks refunding taxes, penalties or interest; (vi) execute waivers of restrictions on assessment or collection of deficiencies in tax; (vii) execute consents extending the statutory period for assessment or collection of taxes;
(viii) execute and prosecute protests or claims for refund or applications for correction of assessed value; (ix) execute closing agreements; (x) prosecute, defend, compromise or settle any tax matter; and (xi) delegate authority to or substitute another agent or attorney respecting any such taxes or tax matters.

     B. BANKING  TRANSACTIONS.  The power to (i) make deposits in or withdrawals
        ---------------------
from any account of mine in any banking, trust or investment institution, whether such account is in my name or in joint names of myself and any other person; (ii) open any account or interest with any such institution in my name or in the name of my Attorney-in-Factor or in our names jointly; (iii) endorse any checks or negotiable instruments payable to me for collection or deposit to such accounts and to sign, execute and deliver checks or drafts on such accounts; and (iv) exercise any right, option or privilege pertaining to any account, deposit, certificate of deposit, or other interest with any such institution.

     C. SAFE DEPOSITS. The power to (i) have access to any safe deposit box held
        -------------
in my name or in joint names of myself and any other person; (ii) lease one or more safe deposit boxes for safekeeping of my assets; and (iii) deal with the contents of any safe deposit box, including the removal of such contents.

     D.  EMPLOYMENT  OF  ADVISORS.  The  power  to  employ  persons,  firms  and
         ------------------------
corporations to advise or assist my Attorney-in-Fact, including, but not limited to, agents, accountants, auditors, brokers, attorneys-at-law, custodians, investment counsel, rental agents, realtors, appraisers and tax specialists.

     E. LEGAL ACTIONS. The power to cause to be commenced, prosecuted, defended,
        -------------
appealed, compromised, settled, arbitrated or discontinued in my name as plaintiff or defendant, as the case may be, any legal or equitable proceedings, judicial or administrative.

     F. LEGAL DOCUMENTS. The power to make, execute, endorse,  acknowledge,  and
        ---------------
deliver any and all instruments under seal, oath, verification or otherwise, including, but not limited to, receipts, endorsements, releases, compromises, deeds, leases, mortgages, deeds of trust, security agreements, contracts, assignments, options, stock powers, proxies, promissory notes, bonds, financing

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

statements,   subordination  agreements,   checks,  negotiable  instruments  and
satisfaction of mortgages, deeds of trust and security agreements.

                                    ARTICLE V
                                  RESTRICTIONS

     Notwithstanding the grant of powers in this Durable Power of Attorney, my Attorney-in-Fact shall have no power to (i) deal with insurance policies I may own on the life of my Attorney-in-Fact; or (ii) except as specifically authorized herein, cause assets to pass to my Attorney-in-Fact or in discharge of my Attorney-in-Fact's legal obligation, whether by inter vivos transfer, designation of beneficiary of any contract or in any other manner.

                                   ARTICLE VI
                   EFFECT OF PRINCIPAL'S SUBSEQUENT DISABILITY

     This Durable Power of Attorney is executed pursuant to Article 2 of Chapter 32A of the General Statutes of North Carolina and shall not be affected by my subsequent incapacity or mental incompetence.

                                   ARTICLE VII
                            ADMINISTRATIVE PROVISIONS

     A.  ACCOUNTINGS.  My  Attorney-in-Fact  shall not be  required  to file any
         -----------
inventory or accounts with any Court or Clerk of Court. However, my Attorney-in-Fact shall have the duty to keep full and accurate inventories and accountings of all transactions for me as my agent. Such inventories and accountings shall be made available for inspection upon request by me or by my guardian or personal representative.

     B. THIRD PARTY RELIANCE. Third parties may rely upon the representations of
        --------------------
my Attorney-in-Fact as to all matters relating to any power granted to my Attorney-in-Fact, and no person who may act in reliance upon the representations of my Attorney-in-Fact or the authority granted to my Attorney-in-Fact shall incur any liability to me or my estate as a result of permitting my Attorney-in-Fact to exercise any power.

     C. REMOVAL AND RESIGNATION OF  ATTORNEY-IN-FACT.  I shall have the absolute
        --------------------------------------------
right to remove an Attorney-in-Fact at any time in a writing signed by me and acknowledged before a notary public and delivered to the Attorney-in-Fact. An Attorney-in-Fact shall have the right to resign in a writing signed by the Attorney-in-Fact and acknowledged before a notary public and delivered to me and to any other Attorney-in-Fact acting under this Durable Power of Attorney or, if none, to the named successor Attorney-in-Fact, if any.

     D. PARTIAL  INVALIDITY.  If any part of this  Durable  Power of Attorney is
        -------------------
declared invalid or unenforceable under applicable law, such decision shall not affect the validity of the remaining parts.

     E.  REVOCATION  OF PRIOR  POWERS OF  ATTORNEY-IN-FACT.  By  executing  this
         -------------------------------------------------
Durable Power of Attorney, it is my intent to revoke any and all powers of attorney for any purpose which have been previously executed by me, excluding any Health Care Power of Attorney previously or simultaneously executed by me.

     F. COMPENSATION OF  ATTORNEY-IN-FACT.  My Attorney-in-Fact may receive that
        ---------------------------------
compensation  for  my   Attorney-in-Fact   services  which  commercial   banking
institutions  customarily

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

charge  for  like  services  at  the  time  such   services  are  rendered.   My
Attorney-in-Fact may also waive any such compensation.

     G. NOMINATION OF GUARDIAN OF ESTATE. If proceedings are commenced after the
        --------------------------------
execution of this Durable Power of Attorney for the protection of my estate, I hereby nominate my Attorney-in-Fact to serve as my conservator or guardian of my estate.

     H. NOMINATION OF GUARDIAN OF PERSON. If proceedings are commenced after the
        --------------------------------
execution of this Durable Power of Attorney for the protection of my person, I hereby nominate my Attorney-in-Fact to serve as guardian of my person.

     I. PHOTOCOPIES.  My  Attorney-in-Fact  is authorized to make photocopies of
        -----------
this document as frequently and in such quantity as my Attorney-in-Fact shall deem appropriate. All photocopies will have the same force as any original.

     J. EXCULPATION.  My Attorney-in-Fact  shall have no affirmative duty to act
        -----------
under this Power of Attorney and shall not be liable for any claim or demand arising out of such acts or omissions, except for willful misconduct or gross negligence. My Attorney-in-Fact and my Attorney-in-Fact's estate, heirs, successors and assigns are hereby released and forever discharged by me, my estate, my heirs, successors and assigns from all liability and from all claims or demands of all kinds arising out of the acts or omissions of my Attorney-in-Fact, except for willful misconduct or gross negligence.

     K.  RELATION  OF  ATTORNEY-IN-FACT  TO  HEALTH  CARE  AGENT.  Any  decision
         -------------------------------------------------------
affecting my property or financial affairs, including a decision as to the disbursement of monies belonging to me, which is made by my Health Care Agent appointed pursuant to a Health Care Power of Attorney meeting the requirements of Article 3 of Chapter 32A of the General Statutes of North Carolina shall be binding upon my Attorney-in-Fact acting under this Durable Power of Attorney, and my Attorney-in-Fact acting under this Durable Power of Attorney shall not be required to inquire into whether any such decision is necessary to exercise powers relating to health care, or whether costs incurred by the Health Care Agent are reasonable, and shall not be liable to me, my estate, my heirs, successors, assigns and personal representatives for any acts or omissions arising from any such decision.

     L.  GOVERNING LAW. This document shall be governed by the laws of the State
         -------------
of North Carolina in all respects, including its validity, construction, interpretation, and termination. I intend for this Durable Power of Attorney to be honored in any jurisdiction where it may be presented and for any such jurisdiction to refer to North Carolina law to interpret and determine the validity of this document and any of the powers granted under this document.

                                  ARTICLE VIII
                           SUCCESSOR ATTORNEY-IN-FACT

     In the event my son, FREDERICK WILLETTS, III, is removed or resigns, as provided herein, or fails or ceases to continue to act as my Attorney-in-Fact for any reason, I hereby make, constitute and appoint my daughter, HELEN M. WILLETTS, and then my daughter, ELIZABETH M. WILLETTS (each to serve alone and successively, in the order named), my true and lawful successor Attorney-in-Fact. Any successor Attorney-in-Fact shall have the same rights, powers, duties and obligations of the original Attorney-in-Fact named herein.

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

     IN WITNESS WHEREOF, I have executed the foregoing Durable Power of Attorney this, the 2nd day of August, 2000.

                                           /s/ Helen M. Willetts          (SEAL)
                                           ----------------------------
                                           HELEN M. WILLETTS

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STATE OF NORTH CAROLINA

NEW HANOVER COUNTY

     I, Terri Simmons Hall, a Notary Public of said County and State do hereby certify that HELEN M. WILLETTS personally appeared before me this day and acknowledged the due execution of the foregoing Durable Power of Attorney.

     This, the 2nd day of August, 2000.

                                              /s/ Terri Simmons Hall
                                              ----------------------------------
                                                     Notary Public


My Commission Expires:
September 17, 2001                                   [SEAL]


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